HEI Exhibit 4.6(r)

SEVENTEENTH AMENDMENT TO MASTER TRUST AGREEMENT BETWEEN

FIDELITY MANAGEMENT TRUST COMPANY AND HAWAIIAN

ELECTRIC INDUSTRIES, INC. AND AMERICAN SAVINGS BANK, F.S.B.

THIS SEVENTEENTH AMENDMENT TO THE MASTER TRUST AGREEMENT is made and entered into effective December 31, 2010, unless otherwise specified herein, by and between Fidelity Management Trust Company (the “Trustee”) and Hawaiian Electric Industries, Inc. and American Savings Bank, F.S.B. (collectively and individually, the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and Sponsor heretofore entered into a Master Trust Agreement for the Hawaiian Electric Industries Retirement Savings Plan and American Savings Bank 401(k) Plan (collectively and individually, the “Plan”), dated February 1, 2000, and amended August 1, 2000, November 1, 2000, April 1, 2001, December 31, 2001, January 1, 2002, April 1, 2002, July 1, 2002, September 1, 2003, February 2, 2004, October 3, 2005, November 1, 2006, August 1, 2007, October 17, 2008, December 31, 2008, January 15, 2010 and March 10, 2010, and further amended by letters of direction executed by the Sponsor and the Trustee which specifically state that both parties intend and agree that the direction letter shall constitute an amendment (the “Master Trust Agreement”); and

WHEREAS, the Sponsor hereby directs the Trustee, in accordance with Sections 4(b) and 7(b) of the Master Trust Agreement, to add the PIMCO Total Return Fund Institutional Class as an investment option under the Trust; and

WHEREAS, the Sponsor hereby directs the Trustee, in accordance with Sections 4(b) and 7(b) of the Master Trust Agreement, at the close of business (4:00 p.m. ET) on December 31, 2010, to liquidate all participant balances held in the INVESCO Dynamics Fund Investor Class (frozen to new investments effective January 1, 2006) at its net asset value on such day, and to invest the proceeds in the First American Mid Cap Growth Opportunities Fund-Class A at its net asset value on such day; and

WHEREAS, the Sponsor has informed the Trustee that effective at the close of business (4:00 p.m. ET) on December 31, 2010, the assets of the Fidelity Magellan® Fund - Class K are frozen to new contributions and exchanges in; and

WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Sections 4(b) and 7(b) of the Master Trust Agreement, at the close of business (4:00 p.m. ET) on December 31, 2010, to redirect all participant contributions directed to the Fidelity Magellan® Fund - Class K to be invested in the T. Rowe Price Growth Stock Fund, pending further investment direction by the participant; and

WHEREAS, the Sponsor hereby directs the Trustee, in accordance with Sections 4(b) and 7(b) of the Master Trust Agreement, at the close of business (4:00 p.m. ET) on December 30, 2011, to liquidate any remaining participant balances held in the Fidelity Magellan® Fund - Class K (frozen to new contributions and exchanges in effective December 31, 2010) at its net asset value on such day, and to invest the proceeds in the T. Rowe Price Growth Stock Fund at its net asset value on such day; and

WHEREAS, the parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Sponsor.  Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor; and

Hawaiian Electric Industries, Inc. — MCM	Confidential Information
Seventeenth Amendment — Master Trust
Plan #56566 & 75615

WHEREAS, the Trustee and the Sponsor now desire to amend said Master Trust Agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Master Trust Agreement by:

(1)                                  Effective at the close of business (4:00 p.m. ET) on December 31, 2010, restating the “investment options” section of Schedules “A” and “C” in its entirety, as follows:

• ASB Money Market Account

• Fidelity Diversified International Fund — Class K

• Fidelity Freedom K® 2000 Fund

• Fidelity Freedom K® 2005 Fund

• Fidelity Freedom K® 2010 Fund

• Fidelity Freedom K® 2015 Fund

• Fidelity Freedom K® 2020 Fund

• Fidelity Freedom K® 2025 Fund

• Fidelity Freedom K® 2030 Fund

• Fidelity Freedom K® 2035 Fund

• Fidelity Freedom K® 2040 Fund

• Fidelity Freedom K® 2045 Fund

• Fidelity Freedom K® 2050 Fund

• Fidelity Freedom K® Income Fund

• Fidelity Magellan® Fund — Class K (frozen to new contributions and exchanges in effective December 31, 2010)

• Fidelity Puritan® Fund — Class K

• Fidelity Retirement Money Market Portfolio

• Fidelity U.S. Bond Index Fund

• First American Mid Cap Growth Opportunities Fund — Class A

• HEI Common Stock Fund (Available only to the Hawaiian Electric Industries Retirement Savings Plan)

• HEI Common Stock Fund #2 (Available only to the American Savings Bank 401(k) Plan)

• Invesco Value II Fund — Class A Shares

• Morgan Stanley Institutional Fund, Inc. International Equity Portfolio — Class P Shares

• Neuberger Berman Partners Fund — Trust Class

• PIMCO Total Return Fund - Institutional Class

• Spartan® 500 Index Fund — Investor Class

• Spartan® Extended Market Index Fund — Investor Class

• T. Rowe Price Growth Stock Fund

• T. Rowe Price Small-Cap Stock Fund

• Vanguard Total International Stock Index Fund — Investor Shares

• Virtus Mid-Cap Value Fund — Class A

(2)                                  Effective at the close of business (4:00 p.m. ET) on December 31, 2010, amending the “Non-Fidelity Mutual Funds” section of Schedule “B”, Fee Schedule, to delete the following:

“.25% annual administration fee plus an $8.00 per participant fee, subject to a maximum total fee of .35% on all AIM Dynamics Fund assets (to be paid by the Non-Fidelity Mutual Fund vendor);”

(3)                                  Amending and restating Schedule G, Operating Procedures Agreement - ASB Money Market Account, in its entirety, as attached hereto.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Seventeenth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.  By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

HAWAIIAN ELECTRIC INDUSTRIES, INC.			FIDELITY MANAGEMENT TRUST
BY: HAWAIIAN ELECTRIC INDUSTRIES,			COMPANY
INC. PENSION INVESTMENT COMMITTEE

By:	/s/ James A. Ajello	12/10/10	By:	/s/ Steve Patterson	12/22/10
	James A. Ajello	Date		FMTC Authorized Signatory	Date
Chairman

By:	/s/ Chester A. Richardson	12/10/10
	Chester A. Richardson	Date
Secretary

Schedule “G”

Operating Procedures Agreement - ASB Money Market Account

The American Savings Bank (“ASB”) Money Market Account (the “Fund”) is a money market deposit account at American Savings Bank, F.S.B. and is not a mutual fund. The Fund pays monthly interest at a fixed rate set from time to time by ASB based on prevailing interest rates.

Pricing

ASB shall provide Fidelity with a change to the interest rate, in writing, via fax or email, at least fifteen calendar days prior to the effective date. A list of employee names, including signatures, that are authorized to initiate changes to the interest rate are attached hereto as Exhibit 1.

Trade Instructions

By 9:00 a.m. Eastern Time (“ET”) each business day, Fidelity will provide to Hawaiian Electric Industries, Inc. (“HEI”), via fax, a report of net activity that occurred in the Fund on the prior business day. The report will reflect the net dollar and share amounts of assets invested or withdrawn as of the end of the processing date.

Fidelity will fax the report to HEI each day, regardless of processing activity. If for any reason Fidelity is unable to fax the report to HEI, Fidelity will notify HEI of this by 2:00 p.m. ET. HEI is responsible each business day, by 3:00 p.m. ET, for notifying Fidelity if the report has not been received.

Monetary Transfers

For purposes of wire transfers, Fidelity will net purchase and redemption activity occurring on the same day. The monetary transfers between Fidelity and ASB will operate as follows:

•                  Based upon the cash value of the net redemption activity reported each day, ASB will initiate a wire transfer to Fidelity for receipt by no later than the close of business at the New York Federal Reserve Bank on the date the report of net activity is received by ASB. The mailing of participant distribution checks and investments into other investment options will occur upon receipt of the wire from ASB.

•                  Based upon the cash value of the net purchase activity reported each day, Fidelity will initiate a wire transfer to ASB for receipt by no later than the close of business at the New York Federal Reserve Bank on the business day after the transactions are processed on the Fidelity Participant Recordkeeping System.

•                  Wires will be sent according to wire instructions listed below.

Fidelity and ASB will monitor the receipt of wires on a daily basis. If for any reason a wire is not received, the receiving party is responsible for notifying the sender of this problem by 3:00 p.m. ET the next day. The party in error shall be responsible for the amount of such wire, plus associated bank penalties.

Corporate Actions

If applicable, Sponsor will notify Fidelity of any proxies and other corporate actions. If requested, Fidelity will provide Sponsor with participant balance and address information necessary for any proxy mailing or other corporate actions. Fidelity will not have any additional responsibilities relative to corporate actions.

Fidelity assumes no responsibility for any loss incurred due to inaccurate communications of corporate actions or failure to communicate corporate actions by Sponsor.

Reconciliation

Fidelity shall send a Monthly Trial Balance that summarizes activity in the Fund to the Sponsor within twenty (20) business days of each calendar month end. The Sponsor shall notify Fidelity of any discrepancies within twenty (20) business days of receipt. Additionally, ASB shall send Fidelity monthly fund statements no later than ten (10) business days after each calendar month end.

Indemnifications

Sponsor agrees to indemnify and hold harmless Fidelity for the following:

•                  Any loss incurred by Fidelity due to a pricing error caused by the Sponsor. The Sponsor also agrees to compensate Fidelity for the cost of any adjustments made to participant accounts due to such an error.

•                  Any loss incurred by Fidelity due to the inaccurate communication of corporate actions by the Sponsor, or failure to communicate corporate actions by the Sponsor.

•                  Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by ASB due to errors caused by the Sponsor.

Fidelity agrees to indemnify and hold harmless Sponsor for the following:

•                  Any loss incurred by the Sponsor, a participant or a beneficiary due to a trading error caused by Fidelity. Fidelity also agrees to compensate the Sponsor, a participant or a beneficiary for the cost of any adjustments to the Fund due to such error.

•                  Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by ASB due to errors caused by Fidelity.

Fidelity’s Wire Transfer Instructions:

Bank Name:	Deutsche Bank
ABA Number:	021001033
Account Name:	FPRS Depository Account
Account Number:	00163002
Beneficiary Reference:	PLAN02045 for HEIRS Plan and ASB 401(k) Plan

American Savings Bank’s Wire Instructions:

Bank Name:	American Savings Bank
ABA Number:	321370765
Account Name:	HEIRS Plan and ASB 401(k) Plan
Account Number:	0010455605
Beneficiary Reference:	HEIRS Plan and ASB 401(k) Plan

The above procedure and conditions are hereby confirmed by all parties.

HAWAIIAN ELECTRIC INDUSTRIES, INC.			FIDELITY INVESTMENTS
INSTITUTIONAL OPERATIONS
BY: HAWAIIAN ELECTRIC INDUSTRIES,			COMPANY, INC.
INC. PENSION INVESTMENT COMMITTEE

By:	/s/ James A. Ajello	12/10/10	By:	/s/ Steve Patterson	12/22/10
	James A. Ajello	Date		FMTC Authorized Signatory	Date
Chairman

By:	/s/ Chester A. Richardson	12/10/10
	Chester A. Richardson	Date
Secretary

AMERICAN SAVINGS BANK, F.S.B.

By:	/s/ Alvin N. Sakamoto	12/10/10
	Authorized Signatory	Date

EXHIBIT 1

The following individuals are authorized to initiate changes to the daily interest rate for the ASB Money Market Account investment alternative:

/s/ Alvin N. Sakamoto
Alvin N. Sakamoto, Executive Vice President, Finance

/s/ Heather M. Schwarm
Heather M. Schwarm, Senior Vice President, Treasurer

/s/ Gary Horita
Gary Horita, Senior Vice President, Controller